EXHIBIT 99.2

EXECUTION VERSION

EXHIBIT A TO THE ~~SECOND~~THIRD AMENDMENT, DATED AS OF

~~NOVEMBER 24~~MARCH 23, ~~2021~~2023

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of March 9, 2020 by and among

THE CHEMOURS COMPANY AR, LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers and as Group Agents,

THE TORONTO-DOMINION BANK,

as Administrative Agent,

THE TORONTO-DOMINION BANK,

as LC Bank, and

THE CHEMOURS COMPANY FC, LLC,

as initial Servicer

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EXHIBIT 99.2

		Page
ARTICLE I	DEFINITIONS		1
SECTION 1.01.	Certain Defined Terms		1
SECTION 1.02.	Other Interpretative Matters	~~40~~	45
SECTION 1.03.	Amendment and Restatement; No Novation	~~41~~	46
SECTION 1.04.	Sale and Purchase of Unsold Receivables	~~41~~	46
SECTION 1.05.	Rates		46
ARTICLE II	TERMS OF THE PURCHASES AND INVESTMENTS	~~41~~	47
SECTION 2.01.	Purchase Facility	~~41~~	47
SECTION 2.02.	Making Investments; Return of Capital	~~43~~	49
SECTION 2.03.	Yield and Fees	~~46~~	52
SECTION 2.04.	Records of Investments and Participation Advances	~~47~~	52
SECTION 2.05.	Defaulting Purchasers	~~47~~	52
SECTION 2.06.	Mitigation Obligations; Replacement of Purchasers	~~48~~	54
ARTICLE III	LETTER OF CREDIT FACILITY	~~49~~	55
SECTION 3.01.	Letters of Credit	~~49~~	55
SECTION 3.02.	Issuance of Letters of Credit; Participations	~~50~~	56
SECTION 3.03.	Requirements For Issuance of Letters of Credit	~~51~~	57
SECTION 3.04.	Disbursements, Reimbursement	~~51~~	57
SECTION 3.05.	Repayment of Participation Advances	~~52~~	58
SECTION 3.06.	Documentation; Documentary and Processing Charges	~~53~~	58
SECTION 3.07.	Determination to Honor Drawing Request	~~53~~	59
SECTION 3.08.	Nature of Participation and Reimbursement Obligations	~~53~~	59
SECTION 3.09.	Indemnity	~~55~~	60
SECTION 3.10.	Liability for Acts and Omissions	~~55~~	61
ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	~~56~~	62
SECTION 4.01.	Settlement Procedures	~~56~~	62
SECTION 4.02.	Payments and Computations, Etc	~~60~~	66
ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES;
	ILLEGALITY AND BACK-UP SECURITY INTEREST	~~61~~	67
SECTION 5.01.	Increased Costs	~~61~~	67
SECTION 5.02.	Funding Losses	~~62~~	68

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i

EXHIBIT 99.2

(Cont’d)

		Page
SECTION 5.03.	Taxes	~~63~~	68
SECTION 5.04.	Inability to Determine ~~LMIR~~Adjusted SMIR; Change in
	Legality	~~67~~	72
SECTION 5.05.	Back-Up Security Interest	~~67~~	73
SECTION 5.06.	~~Successor LMIR Benchmark Replacement~~	~~68~~	74
ARTICLE VI	CONDITIONS TO EFFECTIVENESS AND INVESTMENTS
	AND ISSUANCES	~~69~~	76
SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial
	Investment or Issuance	~~69~~	76
SECTION 6.02.	Conditions Precedent to All Investments and Letter of
	Credit Issuances	~~69~~	76
SECTION 6.03.	Conditions Precedent to All Releases	~~70~~	77
ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~71~~	77
SECTION 7.01.	Representations and Warranties of the Seller	~~71~~	77
SECTION 7.02.	Representations and Warranties of the Servicer	~~78~~	84
ARTICLE VIII	COVENANTS	~~82~~	89
SECTION 8.01.	Affirmative Covenants of the Seller	~~82~~	89
SECTION 8.02.	Reporting Requirements of the Seller	~~86~~	92
SECTION 8.03.	Negative Covenants of the Seller	~~88~~	95
SECTION 8.04.	Affirmative Covenants of the Servicer	~~91~~	98
SECTION 8.05.	Reporting Requirements of the Servicer	~~95~~	102
SECTION 8.06.	Negative Covenants of the Servicer	~~97~~	104
SECTION 8.07.	Full Recourse	~~99~~	106
SECTION 8.08.	Separate Existence of the Seller	~~99~~	106
ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES	~~102~~	108
SECTION 9.01.	Appointment of the Servicer	~~102~~	108
SECTION 9.02.	Duties of the Servicer	~~103~~	109
SECTION 9.03.	Collection Account Arrangements	~~104~~	110
SECTION 9.04.	Enforcement Rights	~~104~~	111
SECTION 9.05.	Responsibilities of the Seller	~~106~~	113
SECTION 9.06.	Further Actions	~~106~~	113
SECTION 9.07.	Servicing Fee	~~107~~	113

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EXHIBIT 99.2

(Cont’d)

		Page
ARTICLE X	EVENTS OF TERMINATION	~~107~~	114
SECTION 10.01.	Events of Termination	~~107~~	114
ARTICLE XI	THE ADMINISTRATIVE AGENT	~~110~~	117
SECTION 11.01.	Authorization and Action	~~110~~	117
SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~111~~	117
SECTION 11.03.	Administrative Agent and Affiliates	~~111~~	118
SECTION 11.04.	Indemnification of Administrative Agent	~~111~~	118
SECTION 11.05.	Delegation of Duties	~~112~~	118
SECTION 11.06.	Action or Inaction by Administrative Agent	~~112~~	119
SECTION 11.07.	Notice of Events of Termination; Action by
	Administrative Agent	~~112~~	119
SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~112~~	119
SECTION 11.09.	Successor Administrative Agent	~~113~~	120
ARTICLE XII	THE GROUP AGENTS	~~113~~	123
SECTION 12.01.	Authorization and Action	~~113~~	123
SECTION 12.02.	Group Agent’s Reliance, Etc	~~114~~	124
SECTION 12.03.	Group Agent and Affiliates	~~114~~	124
SECTION 12.04.	Indemnification of Group Agents	~~114~~	124
SECTION 12.05.	Delegation of Duties	~~115~~	125
SECTION 12.06.	Notice of Events of Termination	~~115~~	125
SECTION 12.07.	Non-Reliance on Group Agent and Other Parties	~~115~~	125
SECTION 12.08.	Successor Group Agent	~~115~~	125
SECTION 12.09.	Reliance on Group Agent	~~116~~	126
ARTICLE XIII	INDEMNIFICATION	~~116~~	126
SECTION 13.01.	Indemnities by the Seller	~~116~~	126
SECTION 13.02.	Indemnification by the Servicer	~~119~~	129
ARTICLE XIV	MISCELLANEOUS	~~121~~	131
SECTION 14.01.	Amendments, Etc	~~121~~	131
SECTION 14.02.	Notices, Etc	~~122~~	132
SECTION 14.03.	Assignability; Addition of Purchasers	~~122~~	132
SECTION 14.04.	Costs and Expenses	~~127~~	137

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(Cont’d)

		Page
SECTION 14.05.	No Proceedings; Limitation on Payments	~~127~~	137
SECTION 14.06.	Confidentiality	~~128~~	138
SECTION 14.07.	GOVERNING LAW	~~130~~	140
SECTION 14.08.	Execution in Counterparts	~~130~~	140
SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~130~~	140
SECTION 14.10.	CONSENT TO JURISDICTION	~~130~~	141
SECTION 14.11.	WAIVER OF JURY TRIAL	~~131~~	141
SECTION 14.12.	Ratable Payments	~~131~~	141
SECTION 14.13.	Limitation of Liability	~~131~~	142
SECTION 14.14.	Intent of the Parties	~~132~~	142
SECTION 14.15.	USA Patriot Act	~~132~~	142
SECTION 14.16.	Right of Setoff	~~132~~	143
SECTION 14.17.	Severability	~~133~~	143
SECTION 14.18.	Mutual Negotiations	~~133~~	143
SECTION 14.19.	Captions and Cross References	~~133~~	143
ARTICLE XV	~~SELLER GUARANTY~~ SELLER GUARANTY	~~133~~	143
SECTION 15.01.	Guaranty of Payment	~~133~~	143
SECTION 15.02.	Unconditional Guaranty	~~134~~	144
SECTION 15.03.	Modifications	~~135~~	145
SECTION 15.04.	Waiver of Rights	~~135~~	146
SECTION 15.05.	Reinstatement	~~136~~	146
SECTION 15.06.	Remedies	~~136~~	147
SECTION 15.07.	Subrogation	~~137~~	147
SECTION 15.08.	Inducement	~~137~~	147
SECTION 15.09.	Security Interest	~~137~~	147

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EXHIBIT 99.2

the Administrative Agent and any Collection Bank, whereupon the Seller, as sole owner of the related Collection Account(s) and the customer of the related Collection Bank in respect of such Collection Account(s), shall transfer to the Administrative Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Collection Account(s) and the cash, instruments or other property on deposit or held therein.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted LC Participation Amount” means, at any time of determination, the greater of

(i) the LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time and (ii) zero ($0).

“Adjusted SMIR” means, for any day during any Yield Period an interest rate per annum equal to (a) SMIR, plus (b) 0.10%; provided that if the Adjusted SMIR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means TD Bank, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Section 11.09 or Section 14.03(g).

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim (provided that the Subject Financing Statement shall not constitute an Adverse Claim).

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Purchaser Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Collections” means, with respect to any Affiliate Receivable: (a) all funds that are received by any Originator, the Seller, the Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Affiliate Receivable (including purchase price, service charges, finance charges, interest fees and all other charges), or applied to amounts owed or payable in respect of such Affiliate Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Affiliate Receivable and available to be applied thereon) and (b) all other proceeds of such Affiliate Receivable.

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EXHIBIT 99.2

which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Yield Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to clause

(e) of Section 5.06.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.

§ 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Purchaser, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Administrative Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; ~~and~~

(b) 0.50% per annum above the latest Federal Funds Rate.; and

(c) 0.50% per annum above the latest Adjusted SMIR.

Notwithstanding the foregoing, if the Base Rate as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Benchmark” means, initially, with respect to any Capital, SMIR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to SMIR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 5.06.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

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EXHIBIT 99.2

(1)
the Adjusted Daily Simple SOFR;

(2)
the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Yield Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Capital, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

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EXHIBIT 99.2

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will

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EXHIBIT 99.2

continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 5.06.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Breakage Fee” means (i) [reserved] or (ii) to the extent that the Seller shall for any reason, fail to borrow on the date specified by the Seller in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Yield which would have accrued during such Yield Period on the reductions of Capital relating to such Yield Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Seller), exceeds (B) the income, if any, received by the applicable Purchaser from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Seller). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Purchaser (or applicable Group Agent on its behalf) to the Seller and shall be conclusive and binding for all purposes, absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York, Wilmington, Delaware or Toronto, Ontario and (b) if this definition of “Business Day” is utilized in connection with ~~LMIR, dealings are carried out in the London interbank market~~the SMIR, “Business Day” shall mean “U.S. Government Securities Business Day”.

“Capital” means, with respect to any Purchaser, without duplication, the aggregate amounts (i) paid to (or at the direction of) the Seller by such Purchaser pursuant to Article II, (ii) paid by such Purchaser to the LC Bank in respect of a Participation Advance made by such Purchaser to the LC Bank pursuant to Section 3.04(b) and (iii) with respect to the Purchaser that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by Participation

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EXHIBIT 99.2

(c) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Chemours, any Originator, Servicer (except if Chemours has been replaced as Servicer pursuant to Article IX) or Seller.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:

(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Chemours” has the meaning set forth in the preamble to this Agreement.

“Chemours Parties” means Chemours, the Servicer, the Seller, the Parent, each Originator and the Performance Guarantor.

“Chemours Receivable” means any Pool Receivable any Obligor of which is any Chemours Party or any Subsidiary of any Chemours Party (other than any Eligible Chemours Obligor).

“Closing Date” means July 12, 2019.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

“Collection Accounts” means each of the deposit accounts specified in the Side Letter that are maintained at a Collection Bank in the name of the Seller (or any additional or replacement deposit accounts in the name of the Seller that are identified by the Seller to the Administrative Agent in a replacement schedule to the Side Letter that is consented to in writing by the Administrative Agent in its sole discretion if the conditions set forth in Section 8.03(d) with respect to such deposit account have been met).

“Collection Bank” means any bank at which the Seller maintains one or more Collection Accounts and that is specified in the Side Letter (or any additional or replacement banks identified by the Seller to the Administrative Agent in a replacement schedule to the Side Letter

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EXHIBIT 99.2

voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital, (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, foreign exchange and currency hedging costs, incremental carrying costs incurred with respect to Notes of such Person or any participating commercial paper conduit maturing on dates other than those on which corresponding funds are received by the applicable commercial paper conduit, other borrowings by such Conduit Purchaser (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes or such other borrowings that are allocated, in whole or in part, by the applicable Conduit Purchaser or participating commercial paper conduit (or the applicable Group Agent) to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser or participating commercial paper conduit) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Yield for any Yield Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such the applicable commercial paper conduit had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) if such Conduit Purchaser is Reliant Trust, the Adjusted SMIR for each day during such Yield Period. Notwithstanding the foregoing, if the CP Rate as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 3, 2018, among Parent, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Credit Agreement Agent”), as amended, restated, waived, refinanced, or otherwise modified and in effect from time to time.

“Credit Agreement Agent” has the meaning set forth in the definition of “Credit Agreement”.

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“Credit Agreement Financial Covenant” means the financial covenant set forth in Section

6.13 of the Credit Agreement as of the Closing Date and, except as expressly provided in Section 10.01(aa), without giving effect to any amendment, restatement, supplement or other modification thereof after the Closing Date or any termination thereof.

“Credit and Collection Policy” means the credit and collection policies of the Parent in effect on the Closing Date delivered to the Administrative Agent on or before the Closing Date, as modified in compliance with this Agreement.

“Cut-Off Date” means the last day of each Settlement Period.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Seller.

“Days’ Sales Outstanding” means, with respect to any Settlement Period, the number of days equal to: (a) the average of the aggregate Unpaid Balance of the Pool Receivables on the Cut-Off Date of each of the three most recently ended Settlement Periods, divided by (b) the amount obtained by dividing (i) the aggregate initial Unpaid Balance of Pool Receivables which were originated during the three mostly recently ended Settlement Periods by (ii) 90.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed by such Person, (f) all guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Debt” shall not include (1) post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to

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(x)
which is neither (i) a Supplier Receivable nor (ii) a Chemours Receivable;

(y)
which is not a Royalty Receivable; and

(z)
which arises in connection with the sale of chemicals and related products. “ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code and Section 302 of ERISA, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), (e) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Erroneous Invoice” means, with respect to any Receivable, any invoice that was delivered with respect thereto that included an error with respect to the related Obligor (including its address), the related goods or similar items.

~~“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).~~

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of such Person or its debts,

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EXHIBIT 99.2

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning set forth in Section 2.02(g).

“Extended-Term Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, that constitute Extended-Term Receivables, exceeds (b) 5.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“Extended-Term Receivable” means any Receivable that has payment terms of more than 90 days from the original billing date.

“Facility Limit” means $~~150,000,000~~175,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased from time to time pursuant to Section 2.02(h). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to

(x) the Facility Limit at such time, minus (y) the sum of the Aggregate Capital plus the LC Participation Amount.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

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EXHIBIT 99.2

“Fees” has the meaning specified in Section 2.03(a).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted SMIR or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted SMIR or the Adjusted Daily Simple SOFR shall be 0.00%.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn, (iii) all other Seller Obligations (other than contingent obligations as to which no claims have been brought) shall have been paid in full, (iv) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents (other than contingent obligations as to which no claims have been brought) have been paid in full and (v) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“First Data” means First Data Corporation, a Delaware corporation.

“Foreign Obligor Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, any Obligor of which is both an Eligible Foreign Obligor and not an Eligible Chemours Obligor, exceeds (b) 25.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Acts” has the meaning specified in Section 3.09.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authority Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivable then in the

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EXHIBIT 99.2

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, which on the most recent Cut-Off Date had a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause

(a) of the definition of “Excess Concentration Amount” for such Obligors.

“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Purchasers within such Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor on the most recent Cut-Off Date; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor S&P shall be a Group D Obligor.

“GTA Funding” means GTA Funding LLC.

“Guaranteed Obligations” has the meaning set forth in Section 15.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document, (b) to the extent not otherwise described in clause (a) above, Other Taxes and (c) Taxes resulting from an Investment not to be treated according to the Intended Tax Treatment.

“Independent Manager” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Manager of the Seller has not been, and during the continuation of his or her service as Independent Manager of the Seller is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Seller or any other Chemours Party or any of their respective Subsidiaries (other than his or her service as an Independent Manager of the Seller); (ii) a customer or supplier of the Seller or any other Chemours Party or any of their respective Subsidiaries (other than his or her service as an Independent Manager of the Seller); or (iii) any member of the immediate family of a person described in (i) or (ii); and

(B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities

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“LC Fee Expectation” has the meaning set forth in Section 3.05(c).

“LC Participation Amount” means at any time of determination, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“LC Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the LC Bank pursuant to Section 3.02(a).

“Letters of Credit” means any stand by letter of credit issued by the LC Bank at the request of the Seller pursuant to this Agreement.

“Letter of Credit Application” has the meaning set forth in Section 3.02(a). ~~“LIBOR Termination Date” has the meaning set forth in Section 5.06(a).~~

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained for any Chemours Party or any Affiliate thereof and linked to a Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Purchaser (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Purchaser’s Notes or other senior indebtedness.

“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Purchaser.

~~“LMIR” means for any day during any Yield Period, the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. Dollars, as of 11:00 a.m. (London time) on such day, or if~~

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EXHIBIT 99.2

~~such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:~~

~~LMIR  =One-month Eurodollar rate for U.S. Dollars shown on Bloomberg US0001M Screen or appropriate successor~~

~~1.00 - Euro-Rate Reserve Percentage~~

~~LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.~~

“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is (i) so long as a Loss Horizon Ratio Event has not occurred and is continuing, the sum of (A) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the three most recently ended Settlement Periods plus (B) half of the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the fourth preceding Settlement Period, plus (C) the DSO Adjustment Factor or (ii) if a Loss Horizon Ratio Event has occurred and is continuing, the sum of (A) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the five most recently ended Settlement Periods plus (B) half of the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the sixth preceding Settlement Period and (b) the denominator of which is the Net Pool Balance as of the Cut-Off Date of the most recently ended Settlement Period.

“Loss Horizon Ratio Event” means, at any time of determination, both of the following events have occurred: (i) a Ratings Event and (ii) the Administrative Agent (in its sole discretion) has elected in a writing delivered to the Servicer to cease calculating the numerator of “Loss Horizon Ratio” pursuant to clause (a)(i) of the definition thereof and to commence calculating such numerator pursuant to clause (a)(ii) of the definition thereof.

“Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 120 but less than 151 days from the original due date for such payment as of the Cut-Off Date of the most recently ended Settlement Period, plus (without duplication) (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables that were originated by the Originators during the calendar month that is five calendar months before such Settlement Period.

“Loss Reserve Floor Percentage” means the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor

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“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Notice Date” has the meaning set forth in Section 3.02(b). “NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means any Person obligated to make payments with respect to a Receivable, including any guarantor thereof or co-obligor.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Unpaid Balance of the Eligible Receivables then in the Receivables Pool of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration Amount with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“OECD Country” means any country that has signed the Convention on the Organisation for Economic Co-operation and Development.

“OFAC” has the meaning set forth in the definition of Sanctioned Person. “Order” has the meaning set forth in Section 3.10.

“Original RPA” has the meaning set forth in the preliminary statements to this Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the Purchase and Sale Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

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EXHIBIT 99.2

for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Liens” means (a) Liens created pursuant to the Transaction Documents, (b) inchoate Liens for Taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and by appropriate proceedings in compliance with the Transaction Documents and for which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such Lien has not commenced and the use and value of the property to which the Liens attach are not impaired during the pendency of such proceedings, (c) Liens with respect to any mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of business securing obligations that are not due and payable and (d) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Collection Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to an Account Control Agreement.

“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Pro Rata LC Share” shall mean, as to any Purchaser, a fraction, the numerator of which equals the Commitment of such Purchaser at such time and the denominator of which equals the aggregate of the Commitments of all Purchasers at such time. For purposes of this definition, no Commitment shall be deemed to have been reduced or terminated solely due to the occurrence of the Termination Date.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s

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receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Originators and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in the Purchase and Sale Agreement.

“Purchaser Party” means each Purchaser, the LC Bank, the Administrative Agent and each Group Agent.

“Purchasers” means the Conduit Purchasers and the Committed Purchasers. “Qualifying Commingling Report” has the meaning set forth in Section 9.04(d).

“Ratings Event” means, at any time of determination, both of the following events have occurred and are continuing: (i) Parent’s Issuer Credit Rating (Local Currency LT) by S&P is below B+ or Parent does not have an Issuer Credit Rating (Local Currency LT) by S&P and (ii) Parent’s LT Corporate Family Rating by Moody’s is below B1 or Parent does not have a LT Corporate Family Rating by Moody’s.

“Rebilled Invoice” means, with respect to any Receivable, any invoice that was issued in replacement of a prior Erroneous Invoice.

“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods, provided or to be provided, or provision of services, rendered or to be rendered, by any Originator pursuant to a Contract, including the right to payment of any interest, finance charges, fees and other payment obligations of such Person with respect thereto; provided, however, that the term “Receivable” shall not include any Excluded Receivable.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Purchase and Sale Agreement prior to the Termination Date.

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EXHIBIT 99.2

“Recipient” means (a) the Administrative Agent, (b) any Purchaser, (c) the LC Bank or

(d) any Group Agent, as applicable.

“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Chemours Party with respect to, or that evidence or relate to, the Pool Receivables, the Obligors of such Pool Receivables, any Related Security or the origination, collection or servicing of any of the foregoing.

“Reduction” has the meaning set forth in Section 4.01(d)(i).

“Reduction Notice” means a letter in substantially the form of Exhibit B hereto executed and delivered by the Seller to the Administrative Agent pursuant to Section 2.02(d).

“Reference Time” with respect to any setting of the then-current Benchmark means 5:00

a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting. “Register” has the meaning set forth in Section 14.03(c).

“Reimbursement Obligation” has the meaning of set forth in Section 3.04(a).

“Related Committed Purchaser” means with respect to any Conduit Purchaser, each Committed Purchaser listed as such for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.

“Related Conduit Purchaser” means, with respect to any Committed Purchaser, each Conduit Purchaser which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Purchaser in such Committed Purchaser’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Purchaser, as the case may be.

“Related Security” means, with respect to any Receivable:

(a)
all of the Seller’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)
all instruments and chattel paper that may evidence such Receivable;

(c)
all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

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EXHIBIT 99.2

(d) all of the Seller’s and each Originator’s rights, interests and claims under all insurance contracts and insurance payments with respect to, or otherwise allocable to, such Receivable or any property that generated such Receivable;

(e) all of the Seller’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(f) all books and records of the Seller and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing;

(g) all of the Seller’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents as it relates to such Receivable; and

(h) all Collections of such Receivable and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reliant Trust” means Reliant Trust.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Reserve Percentage” means, on any day, the sum of (a) the Yield Reserve Percentage, plus (b) the greater of (i) the sum of (A) the Dynamic Loss Reserve Percentage, plus

(B) the Dilution Reserve Percentage and (ii) the sum of (A) the Loss Reserve Floor Percentage, plus (B) the Dilution Reserve Floor Percentage.

“Required Reserves” means, on any day, an amount determined as follows:

RRP x NPB
where:
RRP	=	the Required Reserve Percentage on such day; and
NPB	=	the Net Pool Balance on such day.

“Responsible Officer” means the chief executive officer, president, general counsel, any vice president, the chief financial officer, the controller, the treasurer or the assistant treasurer or other similar officer of the applicable Chemours Party or any employee of any Chemours Party

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responsible for the administration of the obligations of any Chemours Party under this Agreement or any other Transaction Document.

“Restatement Date” means March 9, 2020.

“Royalty Receivables” means any right to payment of a monetary obligation owed to any Originator that satisfies each of the following: (i) it is in respect of licensing the right to a third party to modify or adapt a work or portion thereof, or to incorporate portions of a work in another work, for resale or relicensing to the third party’s customers, (ii) it is designated with the Royalty Receivables Account Code in such Originator’s general ledger accounting system and

(iii) the obligor thereof has not been instructed by any Chemours Party or any Subsidiary thereof to remit payment with respect thereto to any Collection Account.

“Royalty Receivables Account Code” has the meaning specified in the Side Letter (including any replacement schedule thereto delivered by the Seller to the Administrative Agent).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Sudan, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time and any other Person listed in any Sanctions-related list of the United Nations Security Council, the European Union or any EU member state; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is organized under the laws of or resident in a Sanctioned Country; or (d) (i) an agency of the government of a Sanctioned Country or (ii) an organization controlled by a Sanctioned Country.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, or (b) by the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom.

“Scheduled Termination Date” means March ~~6~~31, ~~2024~~2025, as such date may be extended from time to time pursuant to Section 2.02(g).

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(b) thereafter, each subsequent calendar month;

provided, that the last Settlement Period shall end on the Final Payout Date.

“Side Letter” means that certain fourth amended and restated letter agreement, dated as of the Amendment Date, among the Seller, the Servicer and the Administrative Agent.

“SMIR” means, for any day during any Yield Period, the rate per annum determined by the Administrative Agent as the forward-looking one-month term rate based on SOFR, as such rate is published by the CME Term SOFR Administrator on such day, or if such day is not a Business Day, as of the immediately preceding Business Day.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Weekly Sold Receivables Reports delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b).

“Sold Receivables Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) an amount equal to the aggregate Unpaid Balance of all Sold Receivables at such time.

“Sold Receivables Threshold” means $500,000.

“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts

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“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Event of Termination” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Termination.

“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“U.S. Dollars” means dollars in lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Voting Stock” of any Person means the common stock of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors (or other Persons serving similar function) of such Person.

“Weekly Sold Receivables Report” means a report, in substantially the form of Exhibit J hereto.

“Weekly Reporting Date” means the third Business Day of each calendar week. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Seller and the Administrative Agent.

“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).

“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof),

(a)
before the Termination Date: (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of the applicable Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period

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(including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.

“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof)~~, subject to Section 5.04 and 5.06, LMIR;~~:

(a)
if such Capital (or Portion of Capital thereof) is being funded by a Conduit Purchaser on such day through the issuance of Notes, the applicable CP Rate; or

(b)
if such Capital (or Portion of Capital thereof) is being funded by any Purchaser on such day other than through the issuance of Notes (including, without limitation, if a Conduit Purchaser is then funding such Capital (or Portion of Capital thereof) under a Program Support Agreement, or if a Committed Purchaser is then funding such Capital (or Portion of Capital thereof)), then Adjusted SMIR;

provided, however, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination has occurred and is continuing shall be an interest rate per annum equal the sum of 2.00% per annum plus the greater of (i) ~~LMIR in effect on~~the yield rate for such Capital (or portion thereof) and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve Percentage” means on any day an amount determined as follows:

SF x DSO x (BR + SFR) 360
where:
SF	=	1.5;
BR	=	the Base Rate on such day;
SFR	=	the Servicing Fee Rate; and
DSO	=	the Days’ Sales Outstanding for the most recently ended Settlement Period.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all certificates and other documents delivered pursuant hereto or thereto, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any

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thereto. In consideration for such sale, transfer and assignment, any and all obligations (including any payment obligations) of the Administrative Agent and any Purchaser, and any rights of the Seller, in respect of any Deferred Purchase Price under (and as defined in) the Original RPA are hereby irrevocably terminated and extinguished, and such Deferred Purchase Price shall be deemed to have been paid in full for all purposes. For the avoidance of doubt, the foregoing shall not derogate from the Seller’s grant of a security interest in the foregoing Unsold Receivables and Related Security pursuant to Section 15.09 hereof. The sale, transfer and assignment pursuant to this Section shall be not be construed to limit, or otherwise derogate from, any of the Administrative Agent’s or the Purchasers’ rights and interests (including any security interests), or any obligations or liabilities of the Seller or the Servicer (or any of their Affiliates), in either case, in, in respect of or with respect to the Unsold Receivables or Related Security under this Agreement and the other Transaction Documents.

SECTION 1.05.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, SMIR or SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the SMIR, SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, SMIR, SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, SMIR, SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERMS OF THE PURCHASES AND INVESTMENTS

SECTION 2.01. Purchase Facility.

(a)
Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Purchasers, ratably, in accordance with the aggregate of the Commitments of the Related Committed Purchasers with respect to each such Conduit Purchaser, severally and not jointly, may, in their sole discretion, make payments of Capital to the Seller on a revolving basis, and if and to the extent any Conduit Purchaser does not make any such payment of Capital or if any Group does not include a

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loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Purchaser or the LC Bank or any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Capital or any Letter of Credit or participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital or issue or participate in Letters of Credit;

and the result of any of the foregoing shall be to increase the cost to such Person of (A) acting as the Administrative Agent, a Group Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or issuing or participating in, any Letter of Credit (or interests therein) or (C) maintaining its obligation make any Investment or to fund or maintain any Capital (or any portion thereof) or issuing or participating in, any Letter of Credit, or to reduce the amount of any sum received or receivable by such Person hereunder, then, upon request of such Person (or its Group Agent), the Seller shall pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Purchaser or the LC Bank determines that any Change in Law affecting such Person or any lending office of such Person or such Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Person or such Person’s holding company, if any, (y) reducing the rate of return on such Person’s capital or on the capital of such Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Person or Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Investments, Letters of Credit or participations in Letters of Credit, made or issued by such Person, or (D) any Capital (or portion thereof), to a level below that which such Person or such Person’s holding company could have achieved but for such Change in Law (taking into consideration such Person’s policies and the policies of such Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Person (or its Group Agent), the Seller will pay to such Person such additional amount or amounts as will compensate such Person or such Person’s holding company for any such increase, reduction or charge.

(c)Certificates for Reimbursement. A certificate of a Purchaser (or its Group Agent on its behalf) or the LC Bank setting forth the amount or amounts necessary to compensate such Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Person the amount shown as due on any such certificate on the later of (x) the first Settlement Date

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EXHIBIT 99.2

(j)
Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 5.04. Inability to Determine ~~LMIR~~Adjusted SMIR; Change in Legality.

Subject to clauses (a), (b), (c), (d) and (e) of Section 5.06 if:

(a) ~~If on any day, by reason of circumstances affecting the interbank Eurodollar market: (i)~~ the Administrative Agent ~~shall have determined~~determines (which determination shall be conclusive ~~and binding upon the parties hereto~~ absent manifest error) ~~dollar deposits in the relevant amounts and for the relevant Yield Period or day, as applicable, are not available, (ii) the Administrative Agent shall have determined (which~~ d~~etermination shall be conclusive and binding upon the parties hereto absent manifest error)~~at any time that adequate and reasonable means do not exist for ascertaining ~~LMIR for such Yield Period or day, as applicable, or (iii) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) shall have determined that the LMIR determined pursuant hereto does not accurately reflect the cost to the Purchasers of maintaining Capital during such Yield Period or day, as applicable, the Administrative Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at LMIR unless and until the Administrative Agent shall have given notice to the Administrative Agent and the Seller that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at LMIR, such Yield Rate shall automatically be converted to the Base Rate.~~the applicable Adjusted SMIR, SMIR, the Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(b) the Administrative Agent is advised by the Majority Group Agents that, at any time, Adjusted SMIR or Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Majority Group Agents (or Group Agent) of making or

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EXHIBIT 99.2

maintaining their Commitments (or its Commitment) included in such Investment Request;

~~(b)~~
~~If on any day~~ the Administrative Agent shall ~~have been notified by any Purchaser that such Purchaser has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Purchaser with any Change in Law, shall make it unlawful to fund or maintain any Portion of Capital at or by reference to LMIR,~~forthwith give notice thereof to the Seller and the Group Agents, whereupon, until the Administrative Agent ~~shall notify the Seller thereof. Upon receipt of such notice, until the applicable Purchaser~~ notifies the Seller and the ~~Administrative Agent~~Group Agents that the circumstances giving rise to such ~~determination no longer apply, (i) no Portion of Capital by such Purchaser shall be funded at or by reference to LMIR and (ii) the Yield for any outstanding portions of Capital funded by such Purchaser then funded at LMIR shall automatically and immediately be converted to the Base Rate.~~notice no longer exist, (A) any request for the conversion of any Capital to, or continuation of any Capital as, Capital accruing yield at the Adjusted SMIR (including any such conversion or continuation arising from the repurchase provisions of Section 2.02 hereof), (B) any Capital accruing yield at the Adjusted SMIR that is requested to be continued (including any such continuation arising from the repurchase provisions of Section 2.02 hereof) and (C) any request for an Investment where Capital is accruing yield at the Adjusted SMIR shall instead be deemed to be a notice or an Investment Request, as applicable, for (1) Capital accruing yield at the rate based on the Adjusted Daily Simple SOFR, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.04(a) or Section 5.04(b) above or (2) Capital accruing yield at the Base Rate, if the Adjusted Daily Simple SOFR is also the subject of Section 5.04(a) or Section 5.04(b) above; provided that if the circumstances giving rise to such notice affect only one type of Capital, then all other types of Capital shall be permitted. Furthermore, if any Capital is outstanding on the date of the Seller’s receipt of the notice from the Administrative Agent referred to in this Section 5.04 with respect to the Adjusted SMIR, then until (x) the Administrative Agent notifies the Seller and the Group Agents that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Seller delivers a new notice in accordance with the terms of Section 2.02 or a new Investment Request in accordance with the terms of Section 2.02, any Capital shall, on the last day of the Yield Period applicable to such Capital, be converted by the Administrative Agent to, and shall constitute, (1) Capital accruing yield at the rate based on the Adjusted Daily Simple SOFR, so long as the Adjusted Daily Simple SOFR is not also the subject of Section 5.04(a) or Section 5.04(b) above or (2) Capital accruing yield at the Base Rate if the Adjusted Daily Simple SOFR also is the subject of Section 5.04(a) or Section 5.04(b) above, on such day.

SECTION 5.05. Back-Up Security Interest.

(a)
If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the

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Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c) For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.05 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of a security interest pursuant to Section 15.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.05, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.05 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).

SECTION 5.06. ~~Successor LMIR~~Benchmark Replacement.

~~(a)~~
~~If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section~~

~~5.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section~~

~~5.04 have not arisen but the applicable supervisor or administrator (if any) of LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than LMIR has become a widely recognized benchmark rate for newly originated loans in U.S. Dollars in the U.S. market, then the Administrative Agent may (with the prior written consent of the Seller) choose a replacement index for LMIR, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Yield based on the replacement index will be substantially equivalent to the all-in Yield based on LMIR in effect prior to its replacement.~~

~~(b)~~
~~The Administrative Agent and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent and the Seller, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 14.01), such amendment shall become effective without any further~~

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~~action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Purchasers, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment.~~

~~(c) Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on LMIR to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from LMIR to the replacement index and (B) yield- or risk-based differences between LMIR and the replacement index.~~

~~(d) Until an amendment reflecting a new replacement index in accordance with this Section 5.06 is effective, each Portion of Capital accruing Yield with reference to LMIR will continue to accrue Yield with reference to LMIR; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, each Portion of Capital that would otherwise accrue Yield with reference to LMIR shall automatically begin accruing Yield with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.~~

(a) ~~(e)~~ Benchmark Replacement. Notwithstanding anything to the contrary ~~contained herein, (i) if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of~~herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (~~ii) the “LC Participation Fee” (as defined in the applicable Fee Letter) shall not be amended solely in connection with selecting any replacement index~~y) if a Benchmark Replacement is determined in accordance with ~~this Section 5.06.~~clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Group Agents without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Group Agents comprising the Majority Group Agents.

(b) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming

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EXHIBIT 99.2

Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Group Agents of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Group Agent (or group of Group Agents) pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 5.06.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any Investment Request for, conversion to or continuation of Capital to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any Investment Request into a request for an Investment of Capital or conversion to Capital accruing yield at: (i) the Adjusted Daily Simple SOFR if Adjusted SMIR is the subject of a Benchmark Unavailability Period, or (ii) the Base Rate if the Adjusted Daily Simple SOFR is the subject of a Benchmark Unavailability Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Capital is outstanding on the date of the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 5.06, any Capital shall, on the last day of the Yield Period

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applicable to such Capital (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, Capital accruing yield at (i) the Adjusted Daily Simple SOFR if Adjusted SMIR is the subject of a Benchmark Unavailability Period, or (ii) the Base Rate if the Adjusted Daily Simple SOFR is the subject of a Benchmark Unavailability Period.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND INVESTMENTS AND ISSUANCES

SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Investment or Issuance. This Agreement shall become effective as of the Restatement Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Restatement Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02. Conditions Precedent to All Investments and Letter of Credit Issuances. Each Investment and Letter of Credit issuance hereunder on or after the Restatement Date shall be subject to the conditions precedent that:

(a)
in the case of an Investment, the Seller shall have delivered to the Administrative Agent an Investment Request for such Investment, and in the case of a Letter of Credit, the Seller shall have delivered to the Administrative Agent and the LC Bank, a Letter of Credit Application and an LC Request, in each case, in accordance with Section 2.02(a) or Section 3.02(a), as applicable;

(b)
the Servicer shall have delivered to the Administrative Agent all Information Packages required to be delivered hereunder;

(c)
in the case of an Investment, the restrictions with respect to such Investment specified in Section 2.01(a)(i) through (iv) shall not be violated, and in the case of a Letter of Credit, the restrictions with respect to such Letter of Credit specified in Section 3.01(a)(i) through (iii) shall not be violated;

(d)
on the date of such Investment or Letter of Credit, as applicable, the following statements shall be true and correct (and upon the occurrence of such Investment or Letter of Credit, as applicable, the Seller and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i) the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment or Letter of Credit as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

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maintains a valid ownership or first priority perfected security interest in the Sold Assets and the Seller Collateral, free and clear of any Adverse Claim other than Permitted Liens.

(k) Accurate Reports. No Information Package, Weekly Sold Receivables Report or any other written information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of any Chemours Party to Administrative Agent, any Group Agent any Liquidity Provider or any other Secured Party in connection with the Seller Collateral, the Sold Assets, this Agreement or the other Transaction Documents(as modified or supplemented by other information so furnished), taken as a whole, as of the date it was or will be dated or as of the date so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Seller represents only that such information has been prepared in good faith based on assumptions believed by the Seller to be reasonable at the time such information was delivered (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

(l) UCC Details. The Seller’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization and the location of its chief executive office and principal place of business are specified in Schedule 7.01(l) and the offices where the Seller keeps all its Records are located at the addresses specified in Schedule 7.01(l) (or at such other locations, notified to the Administrative Agent in accordance with Section 8.01(f)), in jurisdictions where all actions required under Section 9.06 have been taken and completed. Except as described in Schedule 7.01(l), the Seller has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Seller has never changed the location of its chief executive office or its true legal name or corporate structure. The Seller is organized only in a single jurisdiction.

(m) Collection Accounts and Mail-Boxes. The names and addresses of all of the Collection Banks, together with the account numbers of the Collection Accounts, are specified in the Side Letter (including any replacement schedule thereto delivered by the Seller to the Administrative Agent and consented to in writing by the Administrative Agent). Each post office box or other address where Collections on any Pool Receivables may be paid, are specified on Schedule II (or any replacement Schedule II hereto delivered by the Seller to the Administrative Agent).

(n) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Investment or the issuance of any Letter of Credit or on the date of any Information Package constitutes an Eligible Receivable on such date.

(o) [Reserved].

(p) [Reserved].

(q) Adverse Change. Since December 31, 2018, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

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(p)
either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Chemours Party, if either (x) such lien attaches to any portion of the Seller Collateral or Sold Assets and such lien relates to an amount in excess of $100,000 and shall not have been released within five (5) days or (y) such lien or the related failure to pay Tax could reasonably be expected to result in a Material Adverse Effect or
(i)
the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any of the assets of any Chemours Party and such lien attaches to any portion of the Seller Collateral or Sold Assets and relates to an amount in excess of $100,000;

(q)
an ERISA Event shall have occurred that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in, a Parent Material Adverse Effect;

(r)
[Reserved];

(s)
any Transaction Document shall cease to be the valid and binding obligation enforceable against any Chemours Party party thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(t)
the Seller shall fail to comply with Sections 8.08(a)(ii) or 8.08(b)(iv);

(u)
the Seller shall fail to pay in full all of its obligations to the Purchaser Parties hereunder and under each other Transaction Documents on or prior to the ~~Final Maturity~~Scheduled Termination Date;

(v)
one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (or $10,000 in the case of the Seller) (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the reasonable opinion of the Administrative Agent, such insurer is financially sound) shall be rendered against any Chemours Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Chemours Party to enforce any such judgment;

(w)
[Reserved];

(x)
[Reserved];

(y)
(i) the occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement or (ii) Receivables cease being sold or contributed to the Seller pursuant to the Purchase and Sale Agreement;

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services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(viii) any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(ix) any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(x) the commingling of Collections of Pool Receivables at any time with other funds;

(xi) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investment or Letter of Credit or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;

(xii) any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xiii) the maintenance of any Linked Account with respect to any Collection Account or the debiting against such Collection Account of amounts as a result of any Settlement Item that originated in any Linked Account or any other account other than any Collection Account;

(xiv) any setoff with respect to any Pool Receivable;

(xv) any failure of the Seller or any Originator to perform any of their respective duties or obligations under any Contract related to any Pool Receivable;

(xvi) any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;

(xvii) the failure by the Seller to pay when due any Taxes, including sales, excise or personal property taxes with respect to the Pool Receivables and any Sold Assets, or the imposition of any such taxes on any Seller Indemnified Party, including without limitation whether arising by reason of the underlying transactions between an Originator and Obligor (or otherwise in relation to any Pool Receivable), the sale of the Sold Assets, or the Seller Indemnified Party’s purchase or holding of a Sold Receivable;

(xviii) any failure of any Collection Bank to comply with the terms of the applicable Account Control Agreement or any amounts payable by the Administrative Agent to such Collection Bank under such Account Control Agreement;

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Purchaser, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vi) above and then only in the event such Defaulting Purchaser shall be directly affected by such amendment, waiver or other modification.

SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and e-mail) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) notices and communications sent by other means shall be effective when received.

SECTION 14.03. Assignability; Addition of Purchasers.

(a)
Assignment by Conduit Purchasers. This Agreement and the rights of each Conduit Purchaser hereunder (including each Investment made by it hereunder) shall be assignable by such Conduit Purchaser and its successors and permitted assigns (i) to any other Purchaser or any Affiliate thereof ~~or any other commercial paper conduit managed or supported by any Purchaser or any Affiliate thereof~~, in each case, with prior notice to the Seller but without consent from the Seller ~~or~~, (ii) with the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing), to any other Eligible Assignee or (iii) to any Program Support Provider of such Conduit Purchaser, to any other Conduit Purchaser or any other commercial paper conduit managed or supported by any Purchaser or any Affiliate thereof, in each case, with prior notice to the Seller but without consent from the Seller. Each assignor of Capital (or any portion thereof) or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Seller and its Affiliates, including the Pool Receivables, furnished to such assignor by or on behalf of the Seller and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Seller and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).

(b)
Assignment by Committed Purchasers. Each Committed Purchaser may assign to any Eligible Assignee or to any other Committed Purchaser all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that

(i)
except for an assignment by a Committed Purchaser to either an Affiliate of such Committed Purchaser or any other Committed Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination has occurred and is continuing);

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obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that

(i)
such Committed Purchaser’s obligations under this Agreement (including its Commitment to the Seller hereunder) shall remain unchanged, and

(ii)
such Committed Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the LC Bank, the Group Agents, the Conduit Purchasers, the other Committed Purchasers, the Seller and the Servicer shall have the right to continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement.

(f) Participant Register. Each Committed Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Committed Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield, Letters of Credit or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Termination has occurred and is continuing, such assignment shall require the Seller’s consent (not to be unreasonably withheld, conditioned or delayed).

(h) Assignments by the Seller or the Servicer. Neither the Seller nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, the LC Bank and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).

(i) Pledge to a Federal Reserve Bank or the Bank of Canada. Notwithstanding anything to the contrary set forth herein, any Purchaser, Program Support Provider or any of their

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respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Yield) and any other Transaction Document to secure its obligations to a Federal Reserve Bank or the Bank of Canada, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.

(j) Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Purchaser, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including rights to payment of Capital and Yield) and any other Transaction Document to a security trustee in connection with the funding by such Person of Investments, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that no such pledge shall relieve such assignor of its obligations under this Agreement.

(k) Disqualified Institutions.

(i)
No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning or participating Purchaser entered into a binding agreement to sell and assign or participate, as the case may be, all or a portion of its rights and obligations under this Agreement to such Person (unless the Seller has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Purchaser and (y) the execution by the Purchaser of an Assignment and Acceptance Agreement with respect to such assignee shall not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 14.03(k)(i) shall not be void, but the other provisions of this Section 14.03(k) shall apply.

(ii)
If any assignment or participation is made to any Disqualified Institution without the Seller’s prior written consent in violation of Section 14.03(k)(i), or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Seller may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all Seller Obligations of the Seller owing to such Disqualified Institution in connection with this Agreement and the other Transaction Documents and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 14.03), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) all Seller Obligations of the Seller owing to such Disqualified Institution in connection with this Agreement and the other Transaction

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Documents and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued Yield, accrued fees and all other amounts (other than principal amounts) payable to it under the Transaction Documents.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Purchasers by the Seller or any of its Affiliates or by the Administrative Agent or any other Purchasers, (y) attend or participate in meetings attended by the Purchasers and the Administrative Agent or (z) access any electronic site established for the Purchasers or confidential communications from counsel to or financial advisors of the Administrative Agent or the Purchasers and

(B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Purchaser to undertake any action (or refrain from taking any action) under this Agreement or any other Transaction Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Purchasers that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any applicable debtor relief law, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Institution does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable debtor relief laws) and (3) not to contest any request by any party for a determination by any bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Seller hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Seller and any updates thereto from time to time to each Purchaser.

SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay within five (5) Business Days following demand thereof, all reasonable and documented out-of-pocket costs and expenses (i) of the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including the reasonable Attorney Costs of a single firm of counsel (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions)) for the Administrative Agent and (ii) subject to the limitations set forth in Sections 8.01(c) and 8.04(c), reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent incurred

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SECTION 14.06. Confidentiality.

(a)
Each of the Seller and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of the Fee Letter, except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information. Each of the Seller and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that any Chemours Party may disclose the aggregate fees paid under the Fee Letter during any period of time as part of a generic disclosure of aggregate sources and uses to the extent customary in marketing materials and as required in any public filings; provided, further, however, that no such disclosure shall include reference to any rate or percentage set forth in the Fee Letter. Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(b)
Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any Information (as defined below), except as the Seller or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose Information (i) to its Advisors and Representatives and to any related Program Support Provider,

(ii) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to its assignees and Participants and potential assignees and Participants and their respective counsel (it being understood that the list of Disqualified Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (ii)), (iii) to the extent such Information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider or as a result of a breach of this Section, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Purchaser’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Purchaser or their respective Affiliates or Program Support Providers or (vi) to the extent (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such Information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Purchaser will use reasonable efforts to

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maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives ~~and~~, Advisors and Program Support Providers and agrees that its Representatives ~~and~~, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section. For purposes of this Section, “Information” means all information received from or on behalf of the Parent or any Subsidiary relating to the Parent or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Purchaser or the LC Bank on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Parent or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to be Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE SOLD ASSETS OR SELLER COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

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EXHIBIT 99.2

right, title and interest to the Excluded Division Receivables shall automatically revert to the Seller and thereafter immediately be assigned by the Seller to Chemours (or its successors or assigns) upon receipt by the Seller from Chemours of reasonably equivalent value therefore (as agreed between the Seller and Chemours); provided, however, that promptly following written request therefor by Chemours delivered to the Administrative Agent following any such termination and release, and at the expense of Chemours, the Administrative Agent shall deliver to Chemours UCC-3 financing statement amendments with respect to the UCC-1 financing statements filed against Chemours in connection with the Transaction Documents, which UCC-3 financing statement amendments shall amend the collateral descriptions to exclude the Excluded Division Receivables.

(d)
For the avoidance of doubt, the grant of a security interest pursuant to this Section 15.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of a security interest pursuant to Section 5.05.

(e)
Further Assurances. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article XV.

[SIGNATURE PAGES FOLLOW]

752432205 19618061

EXHIBIT 99.2

THE TORONTO-DOMINION BANK,

as Administrative Agent

By:

Name:

Title:

THE TORONTO-DOMINION BANK,

as LC Bank

By:

Name:

Title:

THE TORONTO-DOMINION BANK,

as Group Agent for the TD Bank Group

By:

Name:

Title:

THE TORONTO-DOMINION BANK,

as Related Committed Purchaser for Reliant Trust and GTA Funding

By:

Name:

Title:

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S-2

Amended and Restated Receivables Purchase

Agreement

EXHIBIT 99.2

COMPUTERSHARE TRUST COMPANY OF CANADA in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK,

as a Conduit Purchaser for the TD Bank Group

By:

Name:

Title:

GTA FUNDING LLC,

as a Conduit Purchaser for the TD Bank Group

By:

Name: Title:

752432205 19618061

S-3

Amended and Restated Receivables Purchase

Agreement

EXHIBIT 99.2

Accepted as of date first above written:

THE TORONTO-DOMINION BANK,

as Administrative Agent

By:

Name:

Title:

THE TORONTO-DOMINION BANK,

as Related Committed Purchaser for Reliant Trust and GTA Funding

By: Name: Title:

752432205 19618061

Exhibit F

EXHIBIT 99.2

SCHEDULE I

Commitments

Party	Capacity	Commitment
TD Bank	Committed Purchaser	$~~150,000,000~~175,000,00 0

752432205 19618061

Schedule I

EXHIBIT 99.2

SCHEDULE III

Notice Addresses

(A) in the case of the Seller, at the following address: 1007 Market Street

Wilmington, Delaware 19801 Attn: Jacqueline Senosain Tel: (302) 773 0160

Email: jacqueline.senosain@chemours.com

With a copy to:

1007 Market Street

Wilmington, Delaware 19801 Attn: Mark Staub

Tel: (302) 773 3914

Email: MARK.STAUB@chemours.com

(B) in the case of the Servicer, at the following address: 1007 Market Street

Wilmington, Delaware 19801 Attn: Jacqueline Senosain Tel: (302) 773 0160

Email: jacqueline.senosain@chemours.com

With a copy to:

1007 Market Street

Wilmington, Delaware 19801 Attn: Mark Staub

Tel: (302) 773 3914

Email: MARK.STAUB@chemours.com

(C) in the case of the Administrative Agent, at the following address: The Toronto-Dominion Bank

TD North Tower 25th Floor,

~~130 Adelaide~~77 King Street West, ~~12th Floor~~

Toronto, ON, ~~M5H 3P5~~M5K 1A2

Attention: ASG Asset Securitization

752432205 19618061

Schedule III-1

EXHIBIT 99.2

Email: asgoperations@tdsecurities.com With a copy to:

Email: ~~kristi.pahapill~~Nicolas.Mounier@tdsecurities.com and

ConduitFundingUS@tdsecurities.com

(D) in the case of TD Bank, at the following address:

The Toronto-Dominion Bank

TD North Tower 25th Floor,

~~130 Adelaide~~77 King Street West, ~~12th Floor~~

Toronto, ON, ~~M5H 3P5~~M5K 1A2

Attention: ASG Asset Securitization Email: asgoperations@tdsecurities.com

With a copy to:

Email: ~~kristi.pahapill~~Nicolas.Mounier@tdsecurities.com and

ConduitFundingUS@tdsecurities.com

(E) in the case of Reliant Trust, at the following address: Reliant Trust

130 Adelaide Street West 12th Floor

Toronto, ON, M5H 3P5 With a copy to:

Email: ConduitFundingUS@tdsecurities.com

(F) in the case of GTA Funding, at the following address:

GTA Funding LLC

68 South Service Road, Suite 120 Melville, NY 11747

With a copy to:

Email: ConduitFundingUS@tdsecurities.com

752432205 19618061

Schedule III-2

EXHIBIT 99.2

(~~F~~G) in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

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Schedule III-3